Exhibit 10.29

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT TO LICENSE AGREEMENT

Humabs Holding GmbH

And

The Institute For Research in Biomedicine

February 10, 2012

Whereas, Humabs Holding GmbH (“Humabs”) and the Institute for Research in Biodmedicine (“IRB”) are parties to a license agreement dated as of December 16, 2011 (the “License Agreement”).

Whereas, Humabs is in the business of commercializing novel antibodies and related IP licensed to Humabs by the IRB.

Whereas, Humabs from time to time enters into sublicense agreements with third parties, as permitted by the License Agreement, and the parties have agreed to make certain amendments to the License Agreement as set forth herein to accommodate requests of certain sublicensees.

Whereas, Humabs has, on or about the date hereof, entered into a sublicense agreement with MedImmune; references herein to “sublicensee” shall apply only to Medimmune unless and until the parties agree in writing to add other sublicensees who will also be included hereunder.

Therefore, the parties agree as follows:

Section 2.2 of the License Agreement shall be amended by adding the following sentence at the end of such section: “Copies of sublicense agreements hereunder may be redacted where required by the sublicensee to remove financial and other information if and to the extent required by the sublicensee.” “IRB acknowledges that the terms of such sub-license agreement are confidential and shall be treated as confidential information of Humabs in accordance with clause 5.4. IRB shall not disclose such sub-license agreement or any terms thereof to any person without the prior express written consent of such sub-licensee, which consent may be withheld by such sub-licensee in its sole discretion. IRB shall limit internal disclosure of such sub-license agreement only to persons with a need to know and who are bound by obligations of confidentiality with respect thereto equivalent to those set forth in the sub-license agreement.”

Section 2.3 of the License Agreement shall be amended by striking the prior provisions thereof and substituting the following in its place: “The IRB retains the right to practice the Licensed IP solely for internal research purposes. (and not for commercial exploitation); such Licensed IP may be used for teaching or education only to the extent it is has been published in a patent application or otherwise properly publicly disclosed, and for clarity in no event will any such IP, or related knowhow or antibodies be used for teaching or education if such IP, knowhow or antibodies is confidential under the License Agreement or Research Agreement between IRB and Humabs (including without limitation Research Inventions, Knowhow, Research Records and Data as defined therein) or if such IP, knowhow or antibodies have been exclusively licensed to a sublicensee under terms which prohibit its use for such purposes. Such retained rights shall be non-exclusive, non-transferable, and non-sublicensable. Notwithstanding the foregoing, the IRB may [***]. The IRB may not [***]. For the avoidance of doubt the parties acknowledge that any practicing of the Licensed IP by IRB with the purpose to [***]. Anything herein to the contrary notwithstanding, IRB may not [***].”

Section 5.3(b) of the License Agreement shall be amended by striking the reference to “Sublicensees” therefrom.

Section 5.7 of the License Agreement shall be amended by adding the following sentence at the end of such section: “The foregoing notwithstanding, any publication which contains information related to research projects undertaken in connection with a research agreement between Humabs and a third party shall not be published without the approval of such third party in such third party’s sole discretion.”

Section 7.1 of the License Agreement shall be amended by adding the following sentence at the end of such section: “Anything herein to the contrary notwithstanding, IRB may not transfer to any third party any antibodies generated by IRB pursuant to research undertaken for Humabs or a third party or any related know-how, materials or results.”

Executed as of the date first above written.

Humabs GmbH

By:	/s/ Jakob Nūesch
Title:	Member of the Board

Institute for Research in Biomedicine

By:	/s/ Paolo Agustoni
Title:	Member of IRB Foundation Council

By:	/s/ Mariagrazia Uguccioni
Title:	IRB Vice-Director